UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

HILLEVAX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41365	85-0545060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 213-5054

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 31, 2024, HilleVax, Inc. (the “Company”) announced a workforce reduction of approximately 41 employees, constituting approximately 40% of the Company’s workforce. The Company is taking this action to reduce its operating expenses while maintaining core capabilities as the Company explores the potential for continued development of its HIL-214 and HIL-216 norovirus vaccine candidates as well as business development-related activities for these vaccine candidates. The workforce reduction was approved by the Company’s board of directors on July 26, 2024.

The Company currently estimates that it will incur charges associated with the workforce reduction of approximately $3.4 million primarily related to employee severance payments, benefits and related termination costs. The Company expects that the reduction in force will be substantially complete with the majority of related charges recognized in the third quarter of 2024.

The estimates of the charges and expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the workforce reduction.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the timing and scope of the workforce reduction, the amount and timing of the related charges and costs, and intended objectives and benefits of the workforce reduction; and the Company’s plan to explore the potential for continued development of its HIL-214 and HIL-216 norovirus vaccine candidates as well as business development-related activities for these vaccine candidates. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the preliminary nature of the Company’s estimates of the charges and cash expenditures to be incurred in connection with the workforce reduction; the Company may not realize the benefits expected from the workforce reduction, including the Company’s ability to conserve cash; the Company’s ability to retain key personnel; to date the Company has depended primarily on the success of HIL-214, and the Company may be unable to identify a viable development path forward for HIL-214 or HIL-216; the Company may be unable to secure partnerships or other strategic collaborations on acceptable terms or at all; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date: July 31, 2024	By:	/s/ Paul S. Bavier
	Name:	Paul S. Bavier
	Title:	General Counsel and Chief Administrative Officer

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